SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549



                            FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):
                        January 14, 1994



                      THE PITTSTON COMPANY

     (Exact Name of registrant as specified in its charter)






    Virginia               1-9148            54-1317776
 (State or other        (Commission       (I.R.S. Employer
  jurisdiction          File Number)     Identification No.)
of Incorporation)




100 First Stamford Place
P. O. Box 120070
Stamford, Connecticut                        06912-0070
(Address of principal                        (Zip Code)
executive offices)



                          (203)978-5200
      (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets


          The Pittston Company ("Pittston") has announced that a subsidiary of its Pittston Minerals Group has completed its previously reported purchase of substantially all of the coal mining assets and coal sales contracts of Addington Resources, Inc. (the "Acquisition"). Filed as an exhibit to this report and incorporated herein by reference is Pittston's press release dated January 14, 1994, announc-ing completion of the purchase. Further reference is made to Pittston's current report on Form 8-K dated December 20, 1993, concerning the Acquisition and containing financial information with respect thereto; such report is incorpo-rated herein by reference.



Item 5.  Other Events


          On January 27, 1994, Pittston completed an
$80,500,000 private issue of 1,610,000 Depositary Shares. Each Depositary Share represents a one-tenth interest in Pittston's $31.25 Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") and has a liquidation preference of $50.00. The Depositary Shares are con-vertible, after March 11, 1994, into Pittston's Minerals Group Common Stock ("Minerals Stock") at a conversion price of $32.175 per share of Minerals Stock. The Depositary Shares are not redeemable prior to February 1, 1997. Pittston plans to use the net proceeds from the issue to finance a portion of the purchase price of the Acquisition.

          On January 19, 1994, Pittston filed an amendment to its Restated Articles of Incorporation reflecting the terms of the Series C Preferred Stock. The text of the amendment is filed as an exhibit to this report and is incorporated herein by reference.

          The Restated Articles of Incorporation of
Pittston, as amended, are filed as an exhibit to this report and incorporated herein by reference.



                          EXHIBITS


1.  Registrant's press release dated January 14, 1994.

2.  Text of amendment filed January 19, 1994 to Registrant's
    Restated Articles of Incorporation

3. Registrant's Restated Articles of Incorporated, as amended through January 19, 1994



                          SIGNATURE


          Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE PITTSTON COMPANY
                                  (Registrant)

                                       Austin F. Reed
                              By____________________________
                                       Vice President
Date:  January 28, 1994

                        EXHIBIT INDEX


Exhibit


 3(a)     Registrant's Restated Articles of
          Incorporation, as amended
          through January 19, 1994


 3(a)-1   Text of January 19, 1994 Amendment
          to Registrant's Restated Articles
          of Incorporation


99        Registrant's press release dated
          January 14, 1994